UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2011
Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)
(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 23, 2011, OFC 2 LLC, a Delaware limited liability company (“OFC 2”), ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), ORNI 42 LLC, a Delaware limited liability company (“ORNI 42”) and HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with OFC 2, ORNI 15, ORNI 39 and ORNI 42, the “Issuers”), each a wholly-owned direct or indirect subsidiary of Ormat Nevada Inc. (“ONI”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with OFC 2 Noteholder Trust, as purchaser, John Hancock Life Insurance Company (U.S.A.), as administrative agent, and the U.S. Department of Energy, as guarantor (the “DOE”), in connection with the offer and sale of up to $350 million aggregate principal amount of the Issuers’ Senior Secured Notes due December 31, 2034 (the “Notes”).
     The Notes will be issued pursuant to an indenture of trust and security agreement dated as of September 23, 2011, between the Issuers, Wilmington Trust Company, as security trustee, and Wilmington Trust Company, as depository. Issuance of the Notes is subject to the fulfillment of customary and other specified conditions precedent.
     The Notes will be issued in up to six distinct series associated with the phased construction (Phase I and Phase II) of the Jersey Valley, McGinness Hills and Tuscarora geothermal power facilities (collectively, the “Project”) owned by the Issuers, as follows: Series A Notes, Series B Notes, Series C Notes, Series D Notes and if the Issuers so elect, Series E Notes and Series F Notes. The Phase I tranche, comprised of the Series A Notes and the Series B Notes, will be issued in an aggregate principal amount not to exceed $180,0000,000, of which up to $155,000,000 is allocated to the Series A Notes, and up to $25,000,000 is allocated to the Series B Notes. Issuance of the Series B Notes is dependent on the Jersey Valley facility reaching certain operational targets in addition to the other customary conditions precedent noted above. Proceeds of the Series A Notes will be used to finance a portion of the construction costs of Phase I of the McGinness Hills and the Tuscarora facilities. Proceeds of the Series B Notes, if issued, will be used to finance a portion of the construction costs of Phase I of the Jersey Valley facility.
     The Issuers have sole discretion regarding whether to commence construction of Phase II of any of the Jersey Valley, McGinness Hills and Tuscarora facilities. If a facility Phase II is undertaken for any of the facilities, the Issuers may issue Phase II tranches of Notes, comprised of one or more of the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes, to finance a portion of the construction costs of such Phase II of any facility. The aggregate principal amount of all Phase II Notes may not exceed $170,000,000. The aggregate principal amount of each series of Notes comprising a Phase II tranche will be determined by the Issuers in their sole discretion provided that certain financial ratios are satisfied pursuant to the terms of the Note Purchase Agreement and subject to the aggregate limit noted above.
     The DOE will guarantee payment of 80% of principal and interest on the Notes (the “DOE Guarantee”) pursuant to Section 1705 of Title XVII of the Energy Policy Act of 2005, including by the American Recovery and Reinvestment Act of 2009 and the Energy and Water Development and Related Agencies Appropriations Act. The conditions precedent to the issuance of the Notes include certain specified conditions required by the DOE in connection with the DOE Guarantee.
     The Notes will be secured by a first priority perfected security interest in the assets of the Issuers pursuant to the indenture, and by a security agreement, pledge and assignment and subordination agreement by and among ONI, ORNI Holding LLC, OFC 2 and the Trustee with respect to interests in, and subordinated indebtedness of, the Issuers, and by deeds of trust, security agreements, assignments of leases and rents and fixture filings between each of HSS II, ORNI 15, ORNI 39, ORNI 42, Ticor Title of Nevada, Inc., as trustee, and the Trustee, as beneficiary. In addition, in connection with the issuance of each Series of Notes, the Company will provide a guarantee with respect to the Notes, which will be available to be drawn upon if specific trigger events occur. One trigger event is the failure of any facility financed by the relevant Series of Notes to reach completion and meet certain operational performance levels (the non-performance trigger) which gives rise to a prepayment obligation on the Notes. The other trigger event is a payment default on the Notes or the occurrence of certain fundamental defaults that have resulted in the acceleration of the Notes, in each case that occurs prior to the date that the relevant facility(ies) financed by such Notes reaches completion and meets certain operational performance levels. A draw on the Company’s guarantee based on the non-performance trigger is limited to an amount equal to the prepayment amount on the Notes necessary to bring the Issuers into compliance with certain coverage ratios. Any other draw on the Company’s guarantee is not so limited.
     The Notes will mature and the principal amount of the Notes will be payable in equal quarterly installments in accordance with an amortization schedule attached to such Notes and in any event not later than December 31, 2034. Each Series of Notes will bear interest at a rate calculated based on a spread over the Treasury yield curve that will be set at least ten business days prior to the issuance of such Series of Notes. Interest will be payable quarterly in arrears. Subject to the approval of the DOE, in consultation with the U.S. Department of the Treasury, the interest rate on the Series A Notes, assuming issuance prior to October 31, 2011, has been set at 4.687%.
     The Note Purchase Agreement contains customary affirmative and negative covenants for the Issuers, including among other affirmative covenants, maintenance of the Issuers’ geothermal business, corporate existence, insurance, property rights and books and records, and including among other negative covenants, restrictive covenants that limit, subject to certain exceptions, the Issuers’ ability to incur other indebtedness, pay dividends, make certain repurchases of equity, merge or consolidate with another person or grant liens on the collateral securing the Notes. The Note Purchase Agreement also includes specific reporting and related requirements in connection with the DOE Guarantee.
     The Indenture also provides for customary events of default.
     The obligations of the Issuers pursuant to the Notes and the transactions contemplated by the Notes as described herein are joint and several.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.
     On September 24, 2011, the Company issued a press release announcing the transactions described above. A copy of the Company’s press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     Exhibit 99.1      Press Release of the Company dated September 24, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By:	/s/ Yehudit Bronicki
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: September 27, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press Release of the Company dated September 24, 2011.